U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2013

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 1, 2013, the Board of Directors (the “Board”) of American Science and Engineering, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee of the Board, amended and restated the Company’s Bylaws (the “Bylaws”) in order to change the voting standard for the election of directors from a plurality voting standard to a majority voting standard in uncontested elections.

The amendment provisions of Section 2.6, “Action by Vote”, of the Bylaws are summarized below.

(a)  At any meeting for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the majority of votes cast with respect to that director’s election. Directors will continue to be elected by the vote of a plurality if, as of the fourteenth day preceding the filing of the Proxy Statement with the Securities and Exchange Committee, the number of nominees exceeds the number of directors to be elected (a “Contested Election”).

(b)  In order for an incumbent director to be nominated for election to the Board, that person must submit an irrevocable resignation as a member of the Board contingent on (x) that person not receiving a majority of the votes cast in an uncontested election, and (y) acceptance of that resignation by the Board. If the incumbent fails to receive a majority of the votes cast in an election, the Board will act upon the Nominating and Corporate Governance Committee’s recommendation as to whether to accept or reject the tendered resignation and publicly disclose its decision within ninety days of the date of certification of the election results.

(c)  If the incumbent director’s resignation is accepted, the Board may fill the vacancy pursuant to the provisions of Section 3.5 or decrease the size of the Board pursuant to Section 3.1 of the Bylaws

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

3.02	Section 2.6 of the Amended and Restated Bylaws of American Science and Engineering, Inc. (Effective as of March 1, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2013	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.02	Section 2.6 of the Amended and Restated Bylaws of American Science and Engineering, Inc. (Effective as of March 1, 2013)